                                                                   EXHIBIT 99.2

                             ADDITIONAL INFORMATION

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International Sales          Percent of net sales            Amount in millions
-------------------          --------------------            ------------------

2001                         42%                             $305
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2000                         41%                             $288
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1999                         39%                             $256
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1998                         39%                             $251
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1997                         44%                             $245
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1996                         43%                             $206
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1995                         37%                             $146
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1994                         34%                             $109
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1993                         29%                             $ 70
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1992                         31%                             $ 66
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1991                         31%                             $ 52
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1990                         28%                             $ 44
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1989                         27%                             $ 40
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Assets and Total Debt
(in thousands)               Assets                          Total Debt
---------------------       -------                          ----------

2001                         $838,804                        $291,820
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2000                         $758,854                        $241,886
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1999                         $738,567                        $268,589
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1998                         $695,811                        $283,410
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1997                         $599,193                        $258,417
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1996                         $569,745                        $271,709
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1995                         $450,077                        $206,184
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1994                         $357,980                        $168,166
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1993                         $245,291                        $117,464
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1992                         $240,175                        $139,827
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1991                         $137,349                        $ 65,788
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1990                         $127,466                        $103,863
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1989                         $124,998                        $124,942
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


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                                                                         Other
Net Sales By Group                               Dispensing              Engineered
(in thousands)            Pump Products          Equipment               Products               Combined

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
2001                      $427,037               $137,407                $164,815               $729,259
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2000                      $394,999               $166,362                $145,823               $707,184
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1999                      $372,440               $140,996                $144,486               $657,922
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1998                      $375,692               $122,844                $144,004               $642,540
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1997                      $265,918               $138,202                $150,455               $554,575
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1996                      $245,620               $80,169                 $149,949               $475,738
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1995                      $228,909               $42,007                 $125,118               $396,034
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1994                      $197,013               $37,890                 $84,784                $319,687
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1993                      $180,906               $31,944                 $27,364                $240,214
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1992                      $156,172               $31,200                 $28,856                $216,228
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1991                      $109,938               $29,646                 $27,574                $167,158
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1990                      $103,323               $30,947                 $26,883                $161,153
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1989                      $98,298                $26,976                 $24,341                $149,615
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


Operating Income By                                                      Other
Group                                            Dispensing              Engineered
(in thousands)            Pump Products          Equipment               Products               Combined
-------------             -------------          ---------               --------               --------
2001                      $61,758                $13,957                 $25,032                $100,747
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2000                      $73,726                $32,566                 $27,498                $133,790
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1999                      $65,673                $25,614                 $26,660                $117,947
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1998                      $74,812                $22,483                 $24,596                $121,891
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1997                      $61,443                $25,636                 $26,426                $113,505
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1996                      $55,129                $14,370                 $26,595                $96,094
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1995                      $48,365                $11,739                 $22,889                $82,993
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1994                      $40,303                $9,736                  $14,954                $64,993
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1993                      $34,501                $6,761                  $7,585                 $48,847
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1992                      $31,252                $6,251                  $7,887                 $45,390
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1991                      $26,583                $5,322                  $7,850                 $39,755
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1990                      $26,175                $6,258                  $7,733                 $40,166
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1989                      $24,440                $6,813                  $6,072                 $37,325
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